Exhibit 99.1

GSE Receives Notice from NYSE regarding Listing Standards

HOUSTON — (January 8, 2014) — GSE Holding, Inc. (“GSE” or the “Company”) (NYSE:GSE), a leading global provider of highly engineered geosynthetic containment solutions for environmental protection and confinement applications, today announced that it has been notified by NYSE Regulation, Inc. that it has fallen below compliance with the New York Stock Exchange, Inc.’s (“NYSE”) continued listing standards. The Company is considered below criteria established by the NYSE’s continued listing standards because its average global equity market capitalization fell below $50 million on a trailing 30 trading-day period, and because its stockholders’ equity was below $50 million in its most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2013 for the period ending September 30, 2013.

The Company intends to notify the NYSE that it will submit a plan within 45 days from the receipt of the NYSE notice that demonstrates its ability to regain compliance within 18 months. Upon receipt of the plan, the NYSE has 45 calendar days to review and determine whether the Company has made a reasonable demonstration of its ability to come into conformity with the relevant standards within the 18 month period. The NYSE will either accept the plan, at which time the Company will be subject to ongoing monitoring for compliance with this plan, or the NYSE will not accept the plan and the Company will be subject to suspension and delisting proceedings. During the 18-month cure period, the Company’s shares will continue to be listed and traded on the NYSE subject to its compliance with other NYSE continued listing standards. The Company will continue to work directly with the NYSE to make sure they are aware of the Company’s plans and progress.

The Company’s business operations and SEC reporting requirements are not affected by the receipt of the NYSE notification.

About GSE Holding, Inc.

GSE is a global manufacturer and marketer of geosynthetic lining solutions, products and services used in the containment and management of solids, liquids, and gases for organizations engaged in waste management, mining, water, wastewater and aquaculture.

GSE has a long history of manufacturing quality geosynthetic lining systems and developing innovative products. The Company’s principal products are polyethylene based geomembranes, geonets, geocomposites, geosynthetic clay liners, concrete protection liners and vertical barriers. GSE manufactures products primarily to line or cap hazardous and non-hazardous waste landfills, contain materials generated in certain mining processes; and contain water, liquid waste and industrial products in ponds, tanks, reservoirs, sewers and canals. Headquartered in Houston, Texas, USA, GSE maintains sales offices throughout the world and manufacturing facilities in the US, Chile, Germany, Thailand and Egypt.

To learn more about GSE Environmental, please visit http://www.gseworld.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as “anticipate,” “believe,” “may,” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events. Such forward-looking statements are subject to certain risks and uncertainties, including whether the Company is able to regain compliance with the NYSE continued listing standards, including the minimum market capitalization standard, whether the Company is able to avoid potential delisting from the NYSE, and other factors disclosed by the Company from time to time in its filings with the Securities and Exchange Commission, including “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Company disclaims any obligation to publicly update such statements.

Press Contact:
Daniel Storey
Senior Vice President and Chief Financial Officer
281-230-6733
dstorey@gseworld.com